SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of October 17, 2013, among INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP. (formerly known as Empeiria Acquisition Corp., “IDE Holdings Corp.”), INTEGRATED DRILLING EQUIPMENT, LLC, a Delaware limited liability company (“IDE”), and INTEGRATED DRILLING EQUIPMENT COMPANY HOLDINGS, LLC, a Delaware limited liability company (“Holdings LLC”; IDE Holdings Corp., IDE and Holdings LLC are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the lenders which are a party hereto (collectively, the “Lenders” and individually a “Lender”) and ELM PARK CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (“Elm Park Capital Management”), as agent for Lenders (Elm Park Capital Management, in such capacity, the “Agent”). Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Term Loan and Security Agreement (defined below).

RECITALS

A.           Borrowers, Agent and the Lenders are parties to that certain Term Loan and Security Agreement, dated as of December 14, 2012 (as amended, restated, joined, extended, supplemented or otherwise modified from time to time, the “Term Loan and Security Agreement”);

B.           The following Events of Default have occurred and are continuing:

(i) an Event of Default under Section 10.5 of the Term Loan and Security Agreement as a result of Borrowers’ failure to comply with the Minimum Liquidity Test set forth in Section 6.5(f) of the Term Loan and Security Agreement for the two consecutive months ending June 30, 2013, for the two consecutive months ending July 31, 2013, for the two consecutive months ending August 31, 2013, and for the two consecutive months ending September 30, 2013;

(ii) an Event of Default under Section 10.5 of the Term Loan and Security Agreement as a result of Borrowers’ failure to comply with the Minimum EBITDA covenant set forth in Section 6.5(c) of the Term Loan and Security Agreement for the twelve month period ending June 30, 2013 and the twelve month period ending September 30, 2013;

(iii) an Event of Default under Section 10.5 of the Term Loan and Security Agreement as a result of Borrowers’ failure to comply with the Total Leverage Ratio covenant set forth in Section 6.5(d) of the Term Loan and Security Agreement for the quarter period ending June 30, 2013 and the quarter period ending September 30, 2013 (the Events of Default described in clauses (i) through (iii), collectively the “Existing Defaults”).

C.           Borrowers, Agent and Lenders have agreed to amend the Term Loan and Security Agreement and Other Documents, subject to the terms and conditions of this Amendment.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Article I

Amendments to Term loan and security Agreement and Other Documents.

1.01         Section 2.1 (Term Loan) of the Term Loan and Security Agreement is hereby amended by amending and restating the table set forth therein in its entirety as follows:

Date	Installment Amount
September 30, 2013	$150,000
December 31, 2013	$150,000
March 31, 2014	$300,000
June 30, 2014	$300,000

1.02         Section 6.5(a) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

“(a) [Intentionally Omitted.]”

1.03         Section 6.5(b) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

“(b) [Intentionally Omitted.]”

1.04         Section 6.5(c) of the Credit Agreement is hereby amended by amending and restating the table set forth therein in its entirety as follows:

Applicable Amount	Applicable Period
$3,000,000	For the twelve month period ending December 31, 2013
$5,000,000	For the twelve month period ending March 31, 2014
$8,000,000	For the twelve month period ending June 30, 2014

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1.05         Section 6.5(d) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

“(d) [Intentionally Omitted.]”

1.06          Section 6.5(e) of the Credit Agreement is hereby amended by amending and restating the table set forth therein in its entirety as follows:

Amount	Applicable Period
$2,000,000	For the twelve month period ending December 31, 2013
$3,000,000	For the twelve month period ending March 31, 2014
$3,000,000	For the twelve month period ending June 30, 2014

1.07         Section 13.1 (Term) of the Term Loan and Security Agreement is hereby amended by deleting the text “December 14, 2016” and replacing it with “September 30, 2014”.

Article II

effectiveness of amendments

2.01         Conditions. This Amendment shall be effective as of the date hereof once each of the following has been delivered to Agent or performed to Agent’s satisfaction:

(a)          this Amendment executed by Borrowers, Agent and Lenders;

(b)          Secretary’s Certificate of Borrowers including incumbency of officers and resolutions of the board of directors approving the terms of this Amendment;

(c)          an executed copy of an amendment to the First Lien Loan Agreement in form and substance satisfactory to Agent and Lenders in all respects, which, among other things, reduces the commitments of the First Lien Lenders to no less than $15,000,000 and waives Borrowers’ non-compliance with certain covenants set forth in the First Lien Loan Agreement;

(d)          an executed copy of an amendment to the First Lien Intercreditor Agreement in form and substance satisfactory to Agent and Lenders in all respects, which, among other things, reduces the amount of principal, letter of credit exposure and Senior Hedging Obligations (as defined therein) permitted under the First Lien Loan Agreement and set forth in the definition of Maximum Senior Principal Amount to be no greater than $17,500,000;

(e)          written consent from the First Lien Lenders to all terms and conditions of this Amendment and that this Amendment is expressly permitted under the First Lien Intercreditor Agreement; and

(f)          such other documents, instruments and information as Agent may reasonably request.

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Article III

WAIVERS, CoNSENT, REPRESENTATIONS AND WARRANTIES

3.01         Waiver of Existing Default. Subject to the terms and conditions set out in this Amendment, and in reliance of the representations and warranties of Borrowers set forth in Section 3.05 hereof, Agent and Lenders hereby (a) waive any violation of, or noncompliance with, any provision of Term Loan and Security Agreement or any Other Documents caused solely by the Existing Defaults, and (b) agree not to exercise any of their rights available under the Term Loan and Security Agreement or the Other Documents solely as a result of any such violation or noncompliance described in clause (a) of this Section 3.01. Except as set forth in the first sentence of this Section 3.01, Borrowers hereby agree that (i) such waiver does not constitute a waiver of any present or future violation of or noncompliance with any provision of the Term Loan and Security Agreement or Other Documents or a waiver of Agent’s or Lenders’ rights to insist upon strict compliance with each term, covenant, condition, and provision of the Term Loan and Security Agreement or any Other Documents executed from time to time in connection therewith, or (ii) prejudice any right or remedy Agent or Lenders may now have (after giving effect to the foregoing waiver) or may have in the future under or in connection with the Term Loan and Security Agreement or any Other Documents. Except as set forth in the first sentence of this Section 3.01, Agent and Lenders hereby reserve all rights granted under the Term Loan and Security Agreement, this Amendment, and any other contract or instrument among Borrowers, Lenders and Agent.

3.02         Control Agreement. Agent and Lenders agree that the date by which Borrowers are required to provide a Blocked Account Control Agreement for each Blocked Accounts, per Section 4.15(h) of the Term Loan and Security Agreement, is extended to October 17, 2013.

3.03         Consent to Amendment. Agent and Lenders hereby consent to the execution and delivery of the amendment to the First Lien Loan Agreement in the form provided to Agent on or before the date hereof.

3.04         Scope of Agreement; RELEASE. Except as specifically amended and/or waived by this Amendment, the Term Loan and Security Agreement and Other Documents are unchanged and continue in full force and effect and are valid, binding and enforceable against Borrowers in accordance with their respective terms. Borrowers hereby acknowledge as of the date hereof that they have no knowledge of any action, claim, CROSS COMPLAINT, DEFENSE, COUNterCLAIM, OFFSET, demaND, cause of action, judgment, execution, suit, debt, liability, cost, damage, expense or other obligation of any kind or nature whatsoever that can be asserted by them against Agent or any Lender or to reduce or eliminate all or any part of their liability to repay any advances or extensions of credit from Lenders to Borrowers under the Term Loan and Security Agreement, as amended hereby, or the other documents or to seek affirmative relief or damages of any kind or nature from Lenders or Agent. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, for itself and its successors and assigns, fully and without reserve, hereby FOREVER releases, disclaims, and DISCHARGES EACH Agent or any Lender, its respective successors and assigns, and their respective directors, officers, affiliates, attorneys, employees, TRustees, representatives and agents (COLLECTIVELY, THE “RELEASED PARTIES” and INDIVIDUALLY, A “RELEASED PARTY”) FROM any AND all actions, claims, CROSS COMPLAINTS, DEFENSES, COUNTERCLAIMS, OFFSETS, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), whatsoever in each case existing as of the date hereof, or which may hereafter accrue solely to the extent regarding any actions or facts occurring prior to the date hereof.

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3.05         Representations and Warranties. Borrowers jointly and severally represent and warrant to Agent and Lenders that (a) they possess all requisite company or corporate power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite company or corporate action on the part of each Borrower, (c) no other consent of any individual or entity (other than Agent and Lenders and the First Lien Agent and First Lien Lenders to the extent required by Section 2.01(d)) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate the organizational documents of any Borrower, (e) the representations and warranties in the Term Loan and Security Agreement and each Other Document to which each Borrower is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date or to the extent such representations and warranties relate to the Existing Defaults), (f) each Borrower is in compliance with all covenants and agreements, other than with respect to the Existing Defaults, contained in the Term Loan and Security Agreement and each Other Document to which it is a party, and (g) no Default or Event of Default (other than the Existing Defaults) has occurred and is continuing, (h) Borrowers have delivered to Agent a true and correct copy of the Rig & Equipment Sale Agreement effective as of September 11, 2013 (the “Olmos Contract”), between IDE and Olmos Drilling, LLC, for the design, manufacture and servicing by Borrowers of a Sparta Series Model 1500 drilling rig, (i) the Olmos Contract is in full force and effect, has not been amended or modified in any manner adverse to the interests of Agent and Lenders, and IDE is not in default thereunder, and (j) the aggregate revenue that IDE reasonably expects to receive in cash thereunder is greater than $14,000,000. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Agent or Lenders is required for Agent or Lenders to rely on the representations and warranties in this Amendment.

Article IV

COVENANTS

4.01         Cost Reduction Plan. Borrowers shall at all times comply in all respects with with the provisions of the cost reduction plan approved by the board of directors of IDE Holdings Corp. which shall be in form and substance satisfactory to Agent and Lenders (it being agreed that the cost reduction plan included in the board resolutions of the Borrowers attached to the Secretary’s Certificate delivered pursuant to Section 2.01(b) hereof is satisfactory to Agent and Lenders).

4.02         Preferred Stock Issuance. In the event that Borrowers do not comply with the requirements set forth in Section 4.03 by the dates specified therein, (a) on or before October 31, 2013, Agent shall have received a binding term sheet entered into by Borrowers in connection with a preferred stock investment in IDE Holdings Corp., in an aggregate amount of at least $1,000,000, to be made on or before November 14, 2013 and (b) on or prior to November 14, 2013, (i) Borrowers shall deliver to Agent copies of the material definitive agreements to be executed in connection with such preferred stock investment in IDE Holdings Corp. in an aggregate amount of at least $1,000,000; provided that any issuance of Equity Interests in connection with such investment would not constitute Disqualified Equity Interests and (ii) Agent shall have received evidence in form satisfactory to it that (A) IDE Holdings Corp. has received net cash proceeds of such preferred stock investment in an aggregate amount of at least $1,000,000; provided that any issuance of Equity Interests in connection with such investment would not constitute Disqualified Equity Interests and (B) IDE Holdings Corp. has made a capital contribution to IDE equal to 100% of such net cash proceeds. For the avoidance of doubt, Borrowers shall not be obligated to prepay the outstanding principal amount of the Obligations in accordance with Section 2.21(d) of the Term Loan and Security Agreement with the first $1,000,000 in net cash proceeds of preferred stock investments described in this Section 4.02.

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4.03         Backlog. On or before October 31, 2013, Agent shall have received evidence satisfactory to it that IDE has received purchase orders or entered into executed contracts with Customers (in addition to the Olmos Contract), each of which shall be dated on or after August 25, 2013, for the design, manufacture, and servicing by Borrowers of one or more drilling rigs (collectively, and together with the Olmos Contract, the “Rig Contracts”), and all of which, shall have aggregate revenue value attributable thereto of at least $28,000,000; provided that the Rig Contracts executed by IDE and PEMEX Procurement International, Inc. (formerly Integrated Trade Systems, Inc.), as agent for PEMEX-Exploración y Producción shall be excluded from such revenue calculation. Upon the request of Agent, Borrowers shall provide (x) a detailed report reflecting the unrealized revenue attributable to the Rig Contracts, on a contract by contract basis and (y) copies of underlying Rig Contracts. Anything to the contrary contained herein notwithstanding, any Event of Default resulting from the failure by Borrowers to comply with the provisions of this Section 4.03 shall be deemed cured by a preferred stock investment in IDE Holdings Corp., in an aggregate amount of at least $1,000,000, pursuant to Section 4.02(b) and, on and after the date of such equity contribution, such failure by Borrowers to comply with this Section 4.03 shall no longer constitute an Event of Default.

Article V

Miscellaneous.

5.01         No Waiver; Effect of Amendments; etc.. Except as expressly set forth herein, this Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of any Term Loan and Security Agreement or any Other Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Term Loan and Security Agreement or Other Documents, or (ii) a waiver of Agent’s or Lenders’ right to insist upon future compliance with each term, covenant, condition and provision of the Term Loan and Security Agreement or Other Documents. This Amendment shall constitute an Other Document under the Term Loan and Security Agreement and any failure by any Borrower to comply with any of the provisions of this Amendment when due shall constitute an immediate Event of Default under the Term Loan and Security Agreement. Upon and after the effectiveness of this Amendment, each reference in the Term Loan and Security Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Term Loan and Security Agreement, and each reference in the other Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Term Loan and Security Agreement, shall mean and be a reference to the Term Loan and Security Agreement as modified and amended hereby.

5.02         Form. Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this Amendment must be in form and substance satisfactory to Agent.

5.03         Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Term Loan and Security Agreement, or the Other Documents.

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5.04         Costs, Expenses and Attorneys’ Fees. Borrowers jointly and severally agree to pay or reimburse Agent and Lenders on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment and other documents executed in connection therewith, including, without limitation, the reasonable fees and disbursements of Agent and Lenders’ counsel.

5.05         Reaffirmation of Obligations. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Each Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Term Loan and Security Agreement or any other Document, to Agent, as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations as of the date hereof. Each Borrower hereby acknowledges, confirms and agrees that as of the close of business on August 31, 2013, the Borrowers were indebted to the Lenders for the Term Loan in an aggregate outstanding principal balance of $19,921,043.24, plus accrued and unpaid interest in the amount of $274,467.70, plus accrued and unpaid costs and expense owing under the Documents. All such Obligations owing by the Borrowers are unconditionally owing by the Borrowers to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever and shall be payable in accordance with the terms of the Term Loan and Security Agreement and the other Documents.

5.06         Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Term Loan and Security Agreement and the other Documents to which it is a party effective as of the date hereof and as amended hereby.

5.07         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors, assigns, heirs and legal representatives, as applicable.

5.08         Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile, portable document format (PDF), and other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Agent and Lenders.

5.09         Governing Law; Venue; Etc.. This Amendment must be construed, and its performance enforced, under the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to this Amendment may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Amendment, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Amendment. Each Borrower hereby waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower hereby waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

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5.10         Entirety. This Amendment, the Term Loan and Security Agreement and the Other Documents (as amended hereby) represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the Parties. There are no unwritten oral agreements among the Parties.

[Signatures are on the following pages.]

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IN WITNESS WHEREOF, this Amendment is executed by each of the undersigned as of the date first written above.

INTEGRATED DRILLING EQUIPMENT, LLC
as Borrowing Agent and as a Borrower

By:	/s/ N. Michael Dion
Name:	N. Michael Dion
Title:	Chief Financial Officer

INTEGRATED DRILLING EQUIPMENT COMPANY HOLDINGS, LLC
as a Borrower

By:	/s/ N. Michael Dion
Name:	N. Michael Dion
Title:	Chief Financial Officer

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.
as a Borrower

By:	/s/ N. Michael Dion
Name:	N. Michael Dion
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]

ELM PARK CAPITAL MANAGEMENT, LLC
as Agent

By:	/s/ Mark Schachter
Name:	Mark Schachter
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]

ELM PARK CREDIT OPPORTUNITIES FUND, L.P.
as a Lender

By:	/s/ Mark Schachter
Name:	Mark Schachter
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]

ELM PARK CREDIT OPPORTUNITIES FUND
(CANADA), L.P.
as a Lender

By:	/s/ Charles Wimogred
Name:	Charles Wimogred
Title:	Senior Managing Partner

[SIGNATURE PAGE TO SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT]